                                                                     EXHIBIT 4.2

                                                               EXECUTION VERSION

                               HALLIBURTON COMPANY
                                                       as Issuer

                                       and

                               JPMORGAN CHASE BANK
                                                       as Trustee

                                 ______________

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 17, 2003
                                  ______________

                 $300,000,000 Senior Notes due October 17, 2005

              $750,000,000 5 1/2% Senior Notes due October 15, 2010

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                  FIRST SUPPLEMENTAL INDENTURE dated as of October 17, 2003
between Halliburton Company, a Delaware corporation (the "Company"), and JPMorgan Chase Bank, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 17, 2003 (the "Original Indenture"), with the Trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company desires to issue $300,000,000 aggregate principal amount of Floating Rate Notes (as defined below) and $750,000,000 aggregate principal amount of Fixed Rate Notes (as defined below), each of which will be a new series of Securities under the Indenture; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree to the following provisions:

                  Capitalized terms used but not defined herein have the meanings ascribed thereto in the Original Indenture.

                                   ARTICLE I

                          Floating Rate Notes Due 2005

                  SECTION 1.01 Establishment and Terms

                  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's Senior Notes due 2005 (the "Floating Rate Notes"). The Floating Rate Notes are being sold initially by the Company pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act").

                  The aggregate principal amount of Floating Rate Notes that may be authenticated and delivered under this Indenture is unlimited. The Floating Rate Notes that are to be authenticated and delivered on the date hereof (the "Initial Floating Rate Notes") will be in an

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aggregate principal amount of $300,000,000. The Floating Rate Notes shall be issued in definitive fully registered form without coupons.

                  With respect to any additional Floating Rate Notes the Company elects to issue under this Indenture (the "Additional Floating Rate Notes"), the Company shall set forth in an Officer's Certificate the following information:

                  (i) the aggregate principal amount of such Additional Floating Rate Notes to be authenticated and delivered pursuant to this Indenture;

                  (ii) the issue price and the issue date of such Additional Floating Rate Notes, including the date from which interest shall accrue; and

                  (iii) whether such Additional Floating Rate Notes shall be a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) of the Securities Act (a "Restricted Note") or a Note that is not a Restricted Note (an "Unrestricted Note); provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Note constitutes a Restricted Note.

                  For purposes of the Indenture, Floating Rate Notes will not be deemed to be Additional Floating Rate Notes unless the maturity date, Interest Payment Dates, record date and interest rate are identical to the Initial Floating Rate Notes. The Initial Floating Rate Notes and the Additional Floating Rate Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Floating Rate Notes and the Additional Floating Rate Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Floating Rate Notes or the Additional Floating Rate Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  The Floating Rate Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A and as further provided in Article III. The initial Depositary with respect to the Floating Rate Notes shall be The Depository Trust Company ("DTC").

                  All payments of principal, premium (if any) and interest on the Fixed Rate Notes shall be made in accordance with Section 4.01 of the Original Indenture. No Additional Amounts will be payable on the Fixed Rate Notes.

                  SECTION 1.02 Maturity, Payment of Principal and Interest. The Floating Rate Notes will mature on October 17, 2005. The Floating Rate Notes will bear interest for each Interest Period at a rate determined by the Calculation Agent. The interest rate on the Floating Rate Notes for a particular Interest Period will be a per annum rate equal to the Three-Month LIBOR Rate, as determined on the Interest Determination Date, plus 1.50%, for each interest period. The Interest Periods with respect to the Floating Rate Notes are:
January 18 though April 17; April 18 through July 17; July 18 through October 17; and October 18 through January 17, except that the first Interest Period with respect to the Initial Floating Rate Notes will be from October 17, 2003 through January 17, 2004. The Interest Determination Date with respect to the

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Floating Rate Notes will be the second London Business Day preceding the commencement of an Interest Period, except that the Interest Determination Date for the first Interest Period with respect to the Initial Floating Rate Notes will be October 15, 2003. Interest will be calculated on the basis of the actual number of days in an interest period and a 360-day year. Dollar amounts resulting from such calculation will be rounded down to the nearest cent, with one-half cent being rounded upward. The interest rate for the first Interest Period with respect to the Initial Floating Rate Notes is 2.65625%.

                  The Interest Payment Dates with respect to the Floating Rate Notes will be January 17, April 17, July 17 and October 17 of each year. The first Interest Payment Date with respect to the Initial Floating Rate Notes will be January 17, 2004. Interest shall be paid to the Person in whose name the applicable Note is registered at the close of business on January 1, in the case of a January 17 Interest Payment Date, April 1, in the case of a April 17 Interest Payment Date, July 1, in the case of a July 17 Interest Payment Date and October 1, in the case of an October 17 Interest Payment Date. Interest on the Initial Floating Rate Notes will accrue from October 17, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  The following definitions are used in the calculation of the interest rate:

                  "Three-Month LIBOR Rate" means the rate for deposits in amounts of at least $1,000,000 U.S. dollars for the 3-month period commencing on the applicable Interest Determination Date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the second London banking day prior to the applicable Interest Reset Date. If Telerate page 3750 is replaced by another service or ceases to exist, the Calculation Agent (after consultation with the Company) will use the replacing service or such other service that may be nominated by the British Bankers' Association for the purpose of displaying such rate for U.S. dollar deposits. If this rate does not appear on Telerate Page 3750 at approximately 11:00 a.m London time, on the second London banking day prior to the applicable Interest Reset Date, the Calculation Agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) to prime banks in the London interbank market for a period of three months commencing on that Interest Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Interest Determination Date will be the arithmetic average of the quotations, and, if fewer than two quotations are provided as requested, the Calculation Agent will select three major banks in The City of New York to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that Interest Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in such market at such time. If three quotation are provided, the rate for that Interest Determination Date will be the arithmetic average of the three rates quoted; otherwise, the rate for that Interest Determination Date will be set equal to the rate of LIBOR for the then-current interest period.

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                  A London banking day is any day in which dealings in U.S.
dollars are transacted in the London interbank market.

                  "Telerate Page 3750" means the display page so designated on the Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks). The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                  SECTION 1.03 Denominations. The Floating Rate Notes shall be issued in denominations of $1,000 or any integral multiple thereof.

                  SECTION 1.04 Redemption. The Floating Rate Notes are not redeemable by the Company at any time. The Floating Rate Notes will not be subject to a sinking fund.

                  SECTION 1.05 Transfer Restrictions. The Floating Rate Notes shall be subject to the restrictions on transfer and exchange set forth in
Section 3.01, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

                  SECTION 1.06 Paying Agent and Calculation Agent. The Company initially appoints the Trustee as Paying Agent and J.P. Morgan Securities Inc. as Calculation Agent with respect to the Floating Rate Notes (the "Calculation Agent").

                  SECTION 1.07 Calculation of Interest Rate by the Calculation Agent. The Calculation Agent will calculate the interest rate applicable to the Floating Rate Notes for each Interest Period in accordance with the provisions of this Article I. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on all Holders of Floating Rate Notes, the Trustee and the Company. Upon request by any Holder of Floating Rate Notes, the Calculation Agent will provide notice of the interest rate in effect on the Floating Rate Notes for the then-current Interest Period and, if it has been determined, the interest rate to be in effect for the next succeeding Interest Period.

                                   ARTICLE II

                            Fixed Rate Notes due 2010

                  SECTION 2.01 Establishment and Terms.

                  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5 1/2% Senior Notes due 2010 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Notes"). The Fixed Rate Notes are being sold initially by the Company pursuant to Rule 144A and Regulation S under the Act.

                  The aggregate principal amount of Fixed Rate Notes that may be authenticated and delivered under this Indenture is unlimited. The Fixed Rate Notes that are to be authenticated and delivered on the date hereof (the "Initial Fixed Rate Notes" and, together with

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the Initial Floating Rate Notes, the "Initial Notes") will be in an aggregate principal amount of $750,000,000. The Fixed Rate Notes shall be issued in definitive fully registered form.

                  With respect to any additional Fixed Rate Notes the Company elects to issue under this Indenture (the "Additional Fixed Rate Notes" and, together with the Additional Floating Rate Notes, the "Additional Notes"), the Company shall set forth in an Officer's Certificate the following information:

                  (i) the aggregate principal amount of such Additional Fixed Rate Notes to be authenticated and delivered pursuant to this Indenture;

                  (ii) the issue price and the issue date of such Additional Fixed Rate Notes, including the date from which interest shall accrue; and

                  (iii) whether such Additional Fixed Rate Notes shall be Restricted Notes or Unrestricted Notes.

                  For purposes of the Indenture, Fixed Rate Notes will not be deemed to be Additional Fixed Rate Notes unless the maturity date, Interest Payment Dates, record date and maturity date are identical to the Initial Fixed Rate Notes. The Initial Fixed Rate Notes and the Additional Fixed Rate Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Fixed Rate Notes and the Additional Fixed Rate Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Fixed Rate Notes or the Additional Fixed Rate Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  The Fixed Rate Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit B and as further provided in Article III. The initial Depositary with respect to the Notes shall be The Depository Trust Company ("DTC").

                  SECTION 2.02 Maturity, Payment of Principal and Interest.

                  The Fixed Rate Notes will mature on October 15, 2010.

                  The Fixed Rate Notes will bear interest at the rate of 5 1/2% per annum. The Interest Payment Dates with respect to the Fixed Rate Notes will be October 15 and April 15 of each year. The first Interest Payment Date with respect to the Initial Fixed Rate Notes will be April 15, 2004. Interest shall be paid to the Person in whose name the applicable Note is registered at the close of business on October 1, in the case of a October 15 Interest Payment Date, and April 1, in the case of an April 15 Interest Payment Date. Interest on the Initial Fixed Rate Notes will accrue from October 17, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

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                  All payments of principal, premium (if any) and interest on the Fixed Rate Notes shall be made in accordance with Section 4.01 of the Original Indenture. No Additional Amounts will be payable on the Fixed Rate Notes.

                  SECTION 2.03 No Sinking Fund. The Fixed Rate Notes will not be subject to a sinking fund.

                  SECTION 2.04 Optional Redemption. At any time and from time to time the Fixed Rate Notes will be redeemable, in the Company's sole discretion, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000 for an amount equal to the greater of:

                  (i)      100% of the principal amount of the Fixed Rate Notes;
                           and

                  (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the Fixed Rate Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points.

                  In the event of any such redemption, interest will accrue up to and including the date of redemption. Unless there is a default in payment of the Redemption Price on and after the Redemption Date, interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.

                  The following defined terms used solely for purposes of this
Section 2.05 shall, unless the context otherwise requires, have the meanings specified below for purposes of the Floating Rate Notes.

                  "Treasury Rate" means the rate per year, calculated on the third day preceding the redemption date, equal to (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Fixed Rate Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or (ii) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in

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accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

                  "Comparable Treasury Price" is (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day (X) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (Y) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers that the Company appoints.

                  "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. (and its successors), Goldman, Sachs & Co. (and its successors), J.P. Morgan Securities Inc. (and its successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by the Company. If, however, any of them shall cease to be a primary U.S. Government securities dealer in New York City, the Company will substitute another nationally recognized investment banking firm that is such a dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding the Redemption Date.

                  "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of and interest on each Fixed Rate Note to be redeemed that would be due after the related Redemption Date but for such redemption. If the Redemption Date is not an Interest Payment Date with respect to the Fixed Rate Note being redeemed, the amount of the next succeeding scheduled interest payment on the Fixed Rate Note will be reduced by the amount of interest accrued thereon to that Redemption Date.

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                  SECTION 2.05 Ratification. Article III of the Original
Indenture is made a part hereof and is in all respects ratified and confirmed.

                  SECTION 2.06 Transfer Restrictions. The Fixed Rate Notes shall be subject to the restrictions on transfer and exchange set forth in Section 3.01, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

                  SECTION 2.07 Denominations. The Fixed Rate Notes shall be issued in denominations of $1,000 or any integral multiple thereof.

                                  ARTICLE III

                  SECTION 3.01 Form; Restrictions on Transfer and Exchange.

                  The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated October 14, 2003, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Notes and any Additional Notes (if issued with transfer restrictions) (the "Restricted Notes") will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Act ("Rule 144A")) in reliance on Rule 144A ("QIBs") and
(B) Persons other than U.S. Persons (as defined in Regulation S under the Act ("Regulation S")) in reliance on Regulation S. Such Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

                  Restricted Notes offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A, with respect to Floating Rate Notes, or Exhibit B, with respect to Fixed Rate Notes (the "Rule 144A Securities"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Securities may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Notes and Additional Notes offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A, with respect to Floating Rate Notes, or Exhibit B, with respect to Fixed Rate Notes (the "Regulation S Global Securities"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Each Regulation S Global Note will be deposited with, or on behalf of, a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) on behalf of the Euroclear S.A. N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream"). Prior to the 40th day after the later of the commencement of the offering of the Notes and October 17, 2003 (such period through and including such 40th day, the "Restricted Period"), interests in the Regulation S Temporary Global Notes may only be held through Euroclear or Cedel (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Securities.

                  Initial Notes and Additional Notes resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A, with respect to Floating Rate Notes, or Exhibit B, with respect to Fixed Rate Notes (the "Institutional Accredited Investor Global Security"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A transfer of an Institutional Accredited Investor Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Securities issued in exchange for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A or Exhibit B, as appropriate, and deposited with the Trustee as hereinafter provided (the "Exchange Global Securities"). The Exchange Global Securities may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  Upon any sale or transfer of a Restricted Note (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule
144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Article III.

                  Upon the exchange, registration of transfer or replacement of Securities not bearing the legends with respect to restrictions on transfer set forth in Exhibit A and Exhibit B, the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Assignment Form attached thereto.

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  SECTION 3.02 Exchanges Among the Global Notes. Transfers by an owner of a beneficial interest in a Rule 144A Security to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor substantially in the form of Exhibit D.

                  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through the applicable Rule 144A Security will be made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest substantially in the form of Exhibit C.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  SECTION 4.01 Trustee Matters. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 4.02 Ratification. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this First Supplemental Indenture and the Original Indenture, this First Supplemental Indenture shall control.

                  SECTION 4.03 Counterpart Originals. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                  SECTION 4.04 Performance by DTC, Euroclear or Cedel. Neither the Company nor the Trustee will have any responsibility for the performance of DTC, Euroclear or

Cedel, or any of their participants, direct or indirect, of their respective obligations under the rules and procedures governing their operations.

                  SECTION 4.05 Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 4.06 Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

                  SECTION 4.07 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Indenture, as supplemented, amended and modified by this First Supplemental Indenture, or in the Notes, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent, the Calculation Agent and the registered owners of the Notes, any legal or equitable right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent, the Calculation Agent and the registered owners of the Notes.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                          HALLIBURTON COMPANY, as Issuer

                                          By: /s/ C. Christopher Gaut
                                             -----------------------------------
                                             Name:  C. Christopher Gaut
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                          JPMORGAN CHASE BANK, as Trustee

                                          By: /s/ Frank W. McCreary
                                              ----------------------------------
                                              Name:  Frank W. McCreary
                                              Title: Trust Officer

                                    EXHIBIT A
                              FORM OF FLOATING NOTE

                               [FACE OF SECURITY]

                                                                  [Global Note]]
                                                             [Certificated Note]

                  [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, OR DELIVERED, EXCEPT AS PERMITTED BELOW.

                  NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREAFTER).] (1)

                  [UNTIL THIS SECURITY IS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT or outside the United States in compliance with Regulation S of the Securities Act, and, in each case, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

------------

         (1) To be included in a Regulation S Temporary Global Note.

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  [IF THIS SECURITY HAS BEEN TRANSFERRED PURSUANT TO REGULATION S, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

                  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN

INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  [IF THIS SECURITY IS TO BE A GLOBAL NOTE, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

                  [FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HALLIBURTON COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & Co. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch AS THE REGISTERED OWNER HEREOF, CEDE & Co., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               HALLIBURTON COMPANY

                              SENIOR NOTES DUE 2005

No. ___                                                      CUSIP No. _________
                                                                               $

                  Halliburton Company, a Delaware corporation (the "Issuer"), for value received promises to pay to _________ or registered assigns, the principal sum of_______________ Dollars[, or such greater or lesser amount as indicated on the Schedule I hereto,] (2) on October 17, 2005.

Interest Payment Dates:     January 17, April 17, July 17 and October 17
Record Dates:               January 1, April 1, July 1 and October 1

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: ________________

                                         HALLIBURTON COMPANY

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         By: ___________________________________
                                             Name:
                                             Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By: ________________________________                      Dated: _______________
         Authorized Signatory

------------------

         (2) To be included in any Global Note.

                              [REVERSE OF SECURITY]

                               HALLIBURTON COMPANY

                              SENIOR NOTES DUE 2005

                  This Security is one of a duly authorized issue of Senior Notes Due 2005 (the "Securities") of Halliburton Company, a Delaware corporation (the "Issuer"). The Issuer issued the Securities under an Indenture dated as of October 17, 2003 between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture dated as of October 17, 2003 (the "Indenture"). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         1. Interest. The Issuer promises to pay interest on the principal amount of this Security from October 17, 2003 until maturity. The Securities shall bear interest at the Three-Month LIBOR Rate, as determined by the Calculation Agent on each Interest Determination Date, plus 1.50%, for each Interest Period, until paid or duly provided for. The Issuer will pay interest quarterly on January 17, April 17, July 17 and October 17 of each year, or, if any such day is not a Business Day, on the next succeeding Business Day; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 17, 2003. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from October 17, 2003. The Three-Month LIBOR Rate will be reset quarterly on each Interest Determination Date. Interest payments for the Securities shall be computed and paid on the basis of a 360-day year and the actual number of days in each interest period.

         2. Method of Payment. The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (1) by wire transfer with respect to Securities represented by a Global Note or (2) by check payable in such money mailed to a Holder's registered address with respect to any Securities.

         3. Paying Agent, Calculation Agent and Registrar. Initially, JPMorgan Chase Bank (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar and J.P. Morgan Securities Inc. will act as Calculation Agent. The Issuer may change any Paying Agent, Calculation Agent, Registrar, co-registrar, additional paying agent or calculation agent without notice to any Holder. The Issuer or any of the Issuer's subsidiaries may act in any such capacity.

         4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture.

The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured senior obligations of the Issuer and rank equally with all of the Issuer's existing and future unsecured indebtedness. The Indenture provides for the issuance of other series of debt securities thereunder.

         5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date.

         6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

         7. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented by the Issuer and the Trustee with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities of any one or more series or all series or a solicitation of consents in respect of the Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each series (but the terms of such solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series under the Indenture affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. The Issuer and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to:

                  (1)      cure any ambiguity, omission, defect or
         inconsistency;

                  (2) evidence the assumption by a Successor of the Issuer's obligations under the Indenture and the Securities;

                  (3) provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer securities (with or without coupons);

                  (4) provide any security for the Securities or to add guarantees of, or additional obligors on, the Securities;

                  (5) comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA;

                  (6) add to the covenants of the Issuer for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Issuer;

                  (7) add any additional Events of Default with respect to the Securities;

                  (8) change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Securities of any series that are adversely affected in any material respect by such changes in or elimination of such provisions;

                  (9) establish the form or terms of securities of any series as permitted by the Indenture;

                  (10) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that any such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect;

                  (11) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

                  (12) make any other change that does not adversely affect the rights of any Holder of any series of Securities under the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, the Issuer may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                  (3)      change the Stated Maturity of any Security;

                  (4) change the coin or currency or currencies (including composite currencies) in which any Security or any premium or interest with respect thereto are payable;

                  (5) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on any Security pursuant to Sections 6.07 and 6.08 of the Indenture, except as limited by Section 6.06 of the Indenture;

                  (6) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture pursuant to

         Section 6.04 or 6.07 of the Indenture or make any change in Section 9.02(8) of the Indenture; or

                  (7) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on the Securities.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of the Securities.

         8. Defaults and Remedies. Events of Default are defined in the Indenture and with respect to the Securities generally include:

                  (1) default by the Issuer in the payment of any interest on the Securities when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) default by the Issuer in any payment of principal of or premium (if any) on the Securities when the same becomes due and payable;

                  (3) default by the Issuer in observing or performing any of its other covenants or agreements in, or provisions of, the Securities or the Indenture which shall not have been remedied within 60 days after written notice to the Issuer by the Trustee or to the Issuer and Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding affected by such default;

                  (4) default by the Issuer on a scheduled payment at maturity, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Issuer in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Issuer in accordance with the terms of the Indebtedness; or

                  (5) certain events involving bankruptcy, insolvency or reorganization affecting the Issuer.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities affected by such default (or, in the case of an Event of Default described in clause (5) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization affecting the Issuer, all outstanding Securities become due and payable immediately without further action or notice by the Trustee or any Holder. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or may direct the Trustee in its exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer must furnish an annual compliance certificate to the Trustee.

         9. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities issued thereunder and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or Government Obligations sufficient for such payment.

         10. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         12. Authentication. The Securities shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

         14. Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Indenture and the Securities shall be governed by and construed under the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the laws of another jurisdiction would be required to apply.

         15. Successor Person. When a Successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

         16. Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Halliburton Company
                  1401 McKinney, Suite 2400
                  Houston, Texas 77010
                  Telephone:  (713) 759-2600
                  Attention:  General Counsel

                                   SCHEDULE A

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $___________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

                                                               Principal Amount of
                                                               Securities Remaining
Decrease in Principal Amount      Increase in Principal       After Such Decrease or            Notation by
        of Securities             Amount of Securities               Increase               Security Registrar
----------------------------      ---------------------       ----------------------        ------------------

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to ___________________________________________
________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________    Your Signature: _______________________________________
                                         (Sign exactly as your name appears on
                                               the face of this Security)

Signature Guarantee: ___________________________________________________________
                              (Participant in a Recognized Signature
                                    Guaranty Medallion Program)

                  This assignment relates to $_____ principal amount of Senior Notes due 2005 of Halliburton Company held in (5)______ book-entry or (5) ______ definitive form by _____________________ (the "Transferor").

                  The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because: (5)

         [ ]      Such Note is being acquired for the Transferor's own account without transfer.

         [ ]      Such Note is being transferred to the Issuer.

         [ ]      Such Note is being transferred pursuant to a registration
statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

         [ ]      Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

------------------

         (5) Fill in blank or check appropriate box, as applicable.

         [ ]      Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuer or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.

         [ ]      Such Note is being transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), that has furnished to the Trustee a signed letter containing certain representations and agreements as required by the Indenture.

         [ ]      Such Note is being transferred pursuant to another available exemption under the Securities Act.

                                         _______________________________________
                                         [INSERT NAME OF TRANSFEROR]

                                         By: ___________________________________
                                         Name:
                                         Title:
                                         Address:

Date: __________________________

                                    EXHIBIT B
                             FORM OF FIXED RATE NOTE

                               [FACE OF SECURITY]

                                                                   [Global Note]
                                                             [Certificated Note]

                  [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, OR DELIVERED, EXCEPT AS PERMITTED BELOW.

                  NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREAFTER).] (2)

                  [UNTIL THIS SECURITY IS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT or outside the United States in compliance with Regulation S of the Securities Act, and, in each case, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D)

------------------

         (2) To be included in a Regulation S Temporary Global Note.

PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  [IF THIS SECURITY HAS BEEN TRANSFERRED PURSUANT TO REGULATION S, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

                  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION

INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  [IF THIS SECURITY IS TO BE A GLOBAL NOTE, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME

OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

                  [FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND:]

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HALLIBURTON COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               HALLIBURTON COMPANY

                          5 1/2% Senior Notes due 2010

No. ___                                                      CUSIP No. _________
                                                                               $

                  Halliburton Company, a Delaware corporation (the "Issuer"), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of_______________ Dollars[, or such greater or lesser amount as indicated on the Schedule I hereto,] (2) on October 15, 2010.

                  Interest Payment Dates: April 15 and October 15
                  Record Dates:           April 1 and October 1

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: ________________

                                             HALLIBURTON COMPANY

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             By: _______________________________
                                                 Name:
                                                 Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By: _______________________________                     Dated: _________________
        Authorized Signatory

------------------

         (2) To be included in any Global Note.

                              [REVERSE OF SECURITY]

                               HALLIBURTON COMPANY

                          5 1/2 % Senior Notes due 2010

                  This Security is one of a duly authorized issue of 5 1/2% Senior Notes Due 2010 (the "Securities") of Halliburton Company, a Delaware corporation (the "Issuer"). The Issuer issued the Securities under an Indenture dated as of October 17, 2003 between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture dated as of October 17, 2003 (the "Indenture"). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         1. Interest. The Issuer promises to pay interest on the principal amount of this Security at 5 1/2% per annum from _______, 200_ until maturity. The Issuer will pay interest semiannually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from _______, 200_; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _______. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (1) by wire transfer with respect to Securities represented by a Global Note or (2) by check payable in such money mailed to a Holder's registered address with respect to any Security.

         3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Issuer or any of the Issuer's subsidiaries may act in any such capacity.

         4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured senior obligations of the Issuer and rank equally with all of the Issuer's existing and future unsecured indebtedness. The Indenture provides for the issuance of other series of debt securities thereunder.

         5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date.

         6. Redemption. No sinking fund is provided for the Securities. At any time and from time to time the Securities will be redeemable, in the Issuer's sole discretion, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000 for an amount equal to the greater of (i) 100% of the principal amount of the Securities and (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the Securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points. In each case, the Issuer will pay accrued interest to the date of redemption. In the event of any such redemption, interest will accrue up to and including the date of redemption. Unless there is a default in payment of the redemption amount, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

         7. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

         8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented by the Issuer and the Trustee with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities of any one or more series or all series or a solicitation of consents in respect of the Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each series (but the terms of such solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series under the Indenture affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. The Issuer and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to:

                  (1)      cure any ambiguity, omission, defect or
         inconsistency;

                  (2) evidence the assumption by a Successor of the Issuer's obligations under the Indenture and the Securities;

                  (3) provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer securities (with or without coupons);

                  (4) provide any security for the Securities or to add guarantees of, or additional obligors on, the Securities;

                  (5) comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA;

                  (6) add to the covenants of the Issuer for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Issuer;

                  (7) add any additional Events of Default with respect to the Securities;

                  (8) change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Securities of any series that are adversely affected in any material respect by such changes in or elimination of such provisions;

                  (9) establish the form or terms of securities of any series as permitted by the Indenture;

                  (10) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that any such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect;

                  (11) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

                  (12) make any other change that does not adversely affect the rights of any Holder of any series of Securities under the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

                  Without the consent of each Holder affected, the Issuer may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                  (3)      change the Stated Maturity of any Security;

                  (4) change the coin or currency or currencies (including composite currencies) in which any Security or any premium or interest with respect thereto are payable;

                  (5) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on any Security pursuant to Sections 6.07 and 6.08 of the Indenture, except as limited by Section 6.06 of the Indenture;

                  (6) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture pursuant to Section 6.04 or 6.07 of the Indenture or make any change in Section 9.02(8) of the Indenture; or

                  (7) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on the Securities.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of the Securities.

         9. Defaults and Remedies. Events of Default are defined in the Indenture and with respect to the Securities generally include:

                  (1) default by the Issuer in the payment of any interest on the Securities when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) default by the Issuer in any payment of principal of or premium (if any) on the Securities when the same becomes due and payable;

                  (3) default by the Issuer in observing or performing any of its other covenants or agreements in, or provisions of, the Securities or the Indenture which shall not have been remedied within 60 days after written notice to the Issuer by the Trustee or to the Issuer and Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding affected by such default;

                  (4) default by the Issuer on a scheduled payment at maturity, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Issuer in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Issuer in accordance with the terms of the Indebtedness; or

                  (5) certain events involving bankruptcy, insolvency or reorganization affecting the Issuer.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities affected by such default (or, in the case of an Event of Default described in clause (5) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization affecting the Issuer, all outstanding Securities become due and payable immediately without further action or notice by the Trustee or any Holder. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or may direct the Trustee in its exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer must furnish an annual compliance certificate to the Trustee.

         10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities issued thereunder and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or Government Obligations sufficient for such payment.

         11. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         13. Authentication. The Securities shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

         15. Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Indenture and the Securities shall be governed by and construed under the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the laws of another jurisdiction would be required to apply.

         16. Successor Person. When a Successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

         17. Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Halliburton Company
                  1401 McKinney, Suite 2400
                  Houston, Texas 77010
                  Telephone:  (713) 759-2600
                  Attention:  General Counsel

                                   SCHEDULE A

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $___________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

                                                               Principal Amount of
                                                               Securities Remaining
Decrease in Principal Amount      Increase in Principal       After Such Decrease or            Notation by
        of Securities             Amount of Securities               Increase               Security Registrar
----------------------------      ---------------------       ----------------------        ------------------

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to ___________________________________________
________________________________________________________________________________

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________      Your Signature: _____________________________________
                                           (Sign exactly as your name appears on
                                                the face of this Security)

Signature Guarantee: ___________________________________________________________
                             (Participant in a Recognized Signature
                                    Guaranty Medallion Program)

                  This assignment relates to $_____ principal amount of 5 1/2 % Senior Notes due 2010 of Halliburton Company held in (5) ______ book-entry or
(5) ______ definitive form by _____________________ (the "Transferor").

                  The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:(5)

         [ ] Such Note is being acquired for the Transferor's own account without transfer.

         [ ]      Such Note is being transferred to the Issuer.

         [ ]      Such Note is being transferred pursuant to a registration
statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

         [ ]      Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

------------------

         (5) Fill in blank or check appropriate box, as applicable.

         [ ]      Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuer or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.

         [ ]      Such Note is being transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), that has furnished to the Trustee a signed letter containing certain representations and agreements as required by the Indenture.

         [ ]      Such Note is being transferred pursuant to another available exemption under the Securities Act.

                                             ___________________________________

                                             [INSERT NAME OF TRANSFEROR]

                                             By: _______________________________
                                             Name:
                                             Title:
                                             Address:

Date: ____________________________

                                    EXHIBIT C
                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
                         QUALIFIED INSTITUTIONAL BUYERS

                                                          [Date]
JPMorgan Chase Bank, as Trustee

         Re: [5 1/2% Notes due 2010 of Halliburton Company (the "Notes")] [Notes due 2005 of Halliburton Company (the "Notes")]

Dear Sir or Madam:

                  Reference is hereby made to the Indenture dated as of October 17, 2003, as amended and supplemented by the First Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the "Indenture") between Halliburton Company, as issuer, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $___________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Securities.

                  In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Transferor]

                                             By: ____________________________

                       Authorized Signature       Signature Medallion Guaranteed

                                    EXHIBIT D

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

                                                         [Date]
JPMorgan Chase Bank, as Trustee

         Re: [5 1/2% Notes due 2010 of Halliburton Company (the "Notes")] [Notes due 2005 of Halliburton Company (the "Notes)]

Dear Sir or Madam:

                  Reference is hereby made to the Indenture dated as of October 17, 2003, as amended and supplemented by the First Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the "Indenture") between Halliburton Company, as issuer, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal amount of Notes being transferred.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferor]

                                             By: ____________________________

                  Authorized Signature           Signature Medallion Guaranteed

                                    EXHIBIT E

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                            [Date]

Halliburton Company
c/o JPMorgan Chase Bank
600 Travis, Suite 1150
Houston, Texas  77002
Attention:  Institutional Trust Services

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $__________ principal amount of the [5 1/2% Senior Notes due October 15, 2010 (the "Notes")][Senior Notes due October 17, 2005] of Halliburton Company (the "Company").

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: ____________________________________

                  Address: __________________________________

                  Taxpayer ID Number: ________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  TRANSFEREE:_____________________

                  BY______________________________

                                      E-2